UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

EQM Technologies & Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54750	20-5754991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Carillon Boulevard, Cincinnati, Ohio		45140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 825-7500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2014, James E. Wendle, the President and Chief Operating Officer of EQM Technologies & Energy, Inc. (the “Company”), resigned from all of his positions with the Company and its subsidiaries in order to pursue other business ventures.  In connection with his resignation, on March 27, 2014, Mr. Wendle and Environmental Quality Management, Inc., a wholly-owned subsidiary of the Company, entered into an Agreement and Release (the “Agreement”), which provides for certain releases between the parties and for payment to Mr. Wendle of $115,000 in cash in equal installments over a six month period and of the employer’s portion of the premium associated with his COBRA coverage for a six month period in exchange for his releases and certain other commitments set forth in the Agreement.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Agreement and Release, dated March 27, 2014, by and between James E. Wendle and Environmental Quality Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2014	EQM Technologies & Energy, Inc.

	By:	/s/ Robert R. Galvin
Robert R. Galvin Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Agreement and Release, dated March 27, 2014, by and between James E. Wendle and Environmental Quality Management, Inc.